Exhibit 7

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 19, 2023, by and between Common Pension Fund D (“Seller’’), and Coliseum Capital Partners, L.P., a Delaware limited partnership (“Buyer”).

WHEREAS:

Buyer wishes to purchase from Seller, and Seller wishes to sell to Buyer, on the Closing Date (as defined below) upon the terms and conditions stated in this Agreement, an aggregate of seven hundred thirty-one thousand six hundred twenty seven (731,627) shares (the “Securities”) of the common stock, par value $0.0001 per share, of Lazydays Holdings, Inc. (the “Company”).

NOW THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Seller and Buyer hereby agree as follows:

SECTION 1.

PURCHASE AND SALE OF SECURITIES

1.1 Purchase and Sale of Securities. Subject to the other terms and conditions of this Agreement (including the satisfaction (or waiver) of the conditions set forth in Section 4), at the Closing (as defined below), Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Securities at a purchase price of $11.20 per share for an aggregate purchase price of $8, 194,222.40 (the “Purchase Price’’). All references herein to “dollars” or”$” shall mean the lawful money of the United States of America.

1.2 The Closing Date. The closing of the sale and purchase of the Securities contemplated by Section 1.1 (the “Closing”) shall take place at such date and time as may be agreed to by Seller and Buyer but no later than May 19, 2023 (the “Closing Date”), subject to the terms and conditions of this Agreement (including the satisfaction (or waiver) of all of the conditions set forth in Section 4). The Closing shall occur on the Closing Date at such place as Seller and Buyer may designate in writing.

1.3 Form of Payment and Deliveries. On the Closing Date, (a) Buyer shall pay the Purchase Price for its portion of the Securities to Seller by wire transfer of immediately available funds in accordance with Seller’s written wire instructions, and (b) Seller shall deliver (or cause to be delivered) the Securities to Buyer.

SECTION 2.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants, as of the Closing Date, to Seller that:

2.1 Organization, Authorization; Enforcement; Validity. Buyer is a limited partnership duly formed and validly existing under the laws of the State of Delaware and has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Securities in accordance with the terms hereof. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby, including, without limitation, the purchase of the Securities, have been duly authorized and no further filing, consent, or authorization is required by Buyer or any other person or entity in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, including, without limitation, the purchase of the Securities. This Agreement has been duly executed and delivered by Buyer, and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

2.2 Information; Investment Intent.

(a) Buyer has conducted its own due diligence examination of the Company’s business, financial condition, results of operations, and prospects and has reviewed the Company’s filings with the United States Securities and Exchange Commission (the “SEC”), in each case, to the extent it deems necessary and in a manner sufficient to enable it to evaluate its purchase of the Securities. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Buyer further represents that it has relied solely upon the aforementioned examination, review and evaluation and has not relied on any representation or action made or taken by Seller or any of its affiliates or any of its or their officers, directors or representatives in connection with Buyer’s decision to acquire the Securities, other than those expressly set forth in Section 3. Buyer understands and agrees that none of Seller, its affiliates and its and their respective officers, directors and representatives has made any representation or warranty whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company, or with respect to the value of the Securities.

(b) Buyer is an Accredited Investor as defined in Rule 501(a) under the U.S. Securities Act of 1933 (the “Securities Act”). Buyer is not purchasing its portion of the Securities with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof. Buyer became aware of the offering of Securities by Seller solely by direct contact between itself and Seller or between itself and one or more agents acting on behalf of Seller, with whom it had a pre-existing business relationship. Buyer did not become aware of the offering or the Securities by any other means, including by any form of general advertising or general solicitation.

2.3 Compliance with Other Instruments. Buyer’s execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) conflict with or result in any violation of or default under any provision of Buyer’s organizational documents or (b) violate any instrument, judgment, order, writ, decree or contract applicable to Buyer. No governmental approval from a governmental authority or any consent, approval, order or authorization of any third party is required to be obtained or made by or with respect to it in connection with its execution and delivery of this Agreement, or the consummation by Buyer of the transactions contemplated hereby.

SECTION 3.

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants, as of the Closing Date, to Buyer, that:

3.1 Organization, Authorization; Enforcement; Validity. Seller is a common trust fund established in the State of New Jersey pursuant to N.J.S.A. 52:18A-90.1 and has the requisite power and authority to enter into and perform its obligations under this Agreement and to sell the Securities in accordance with the terms hereof. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby, including, without limitation, the sale of the Securities, have been duly authorized and no further filing, consent, or authorization is required by Seller or any other person or entity in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby, including, without limitation, the sale of the Securities. This Agreement has been duly executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, and except as may be limited by the New Jersey Contractual Liability Act (N.J.S.A 59:13-1 et seq.) and the New Jersey Tort Claims Act (N.J.S.A. 59:1-1 et seq.).

3.2 Title and Registration. As of the Closing Date, Seller is the record and beneficial owner of, and has good, valid and marketable title to, the Securities, free and clear of any and all liens, pledges, charges, security interests, encumbrances, options and other similar adverse claims or rights (collectively, “Liens”), other than restrictions on transfer imposed by applicable securities laws. Upon payment for the Securities in accordance with this Agreement, Seller shall convey to Buyer good and marketable title to the Securities, free and clear of any and all Liens, other than (a) restrictions on transfer imposed by applicable securities laws and (b) any Liens imposed by Buyer. The Securities are not subject to any voting trust agreement or other contract that will apply a Lien to the Securities following the transactions contemplated hereby.

3.3 Compliance with Other Instruments. Seller’s execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not violate any instrument, judgment, order, writ, decree or contract applicable to Seller. No governmental approval from a governmental authority or any consent, approval, order or authorization of any third party is required to be obtained or made by or with respect to it in connection with its execution and delivery of this Agreement, or the consummation by Seller of the transactions contemplated hereby.

SECTION 4.

CONDITIONS TO CLOSING The obligation of Seller to sell the Securities to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(a) Buyer shall have executed and delivered a counterpart signature to this Agreement to Seller.

(b) Buyer shall have delivered to Seller the Purchase Price pursuant to and in accordance with Section 1.3(a).

(c) The Company shall have delivered an opinion of counsel to Continental Stock Transfer & Trust Company, as transfer agent (“Continental’’), reasonably satisfactory to Continental, for the purpose of removing the restrictive legend from the Securities, and such restrictive legend shall have been removed.

(d) The representations and warranties of Buyer herein shall be true and correct in all material respects as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date).

(e) No provision of any applicable law or regulation and no judgment, injunction order or decree preventing the consummation of transactions contemplated by this Agreement shall be in effect, and no lawsuit shall have been commenced by a governmental authority seeking to effect any of the foregoing.

4.2 The obligation of Buyer to purchase the Securities from Seller at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(a) Seller shall have executed and delivered a counterpart signature to this Agreement to Buyer.

(b) Seller shall have delivered the Securities to Buyer.

(c) The Company shall have delivered an opinion of counsel to Continental, reasonably satisfactory to Continental, for the purpose of removing the restrictive legend from the Securities, and such restrictive legend shall have been removed.

(d) The representations and warranties of Seller herein shall be true and correct in all material respects as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date).

(e) No provision of any applicable law or regulation and no judgment, injunction order or decree preventing the consummation of transactions contemplated by this Agreement shall be in effect, and no lawsuit shall have been commenced by a governmental authority seeking to effect any of the foregoing.

SECTION 5.

GOVERNING LAW; MISCELLANEOUS

5.1 Governing Law: Jurisdiction: Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey. Buyer agrees (a) that with respect to any suit, action, claim or proceeding brought against Buyer by the Seller for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, Buyer will submit to the non-exclusive jurisdiction of the appropriate courts of competent jurisdiction of the State of New Jersey, and that such proceeding shall be governed by the procedural rules and laws of the State of New Jersey, without regard to principles of conflicts of law and (b) that any suit, action, claim or proceeding that is brought by Buyer against Seller shall be brought before and subject to the exclusive jurisdiction of the trial division of the Superior Court of the State of New Jersey, unless otherwise agreed to by Buyer and Seller, and that such proceeding shall be governed by the procedural rules and laws of the State of New Jersey, without regard to principles of conflicts of law. Buyer agrees to irrevocably waive any objection it either may now or hereafter have to the laying of jurisdiction or venue in the courts of the State of New Jersey and waives any claim that such action or proceeding relating to any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein that is brought in any such court has been brought in an inconvenient or improper forum. Seller shall not be deemed to have waived any objection that it may now or hereafter have to the laying of jurisdiction or venue of any such action or proceeding in any courts other than the courts of the State of New Jersey, nor be deemed to waive any claim that any such action or proceeding brought in any such court has been brought in a court without jurisdiction or an inconvenient or improper forum.

5.2 Counterparts. This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

5.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

5.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, the provision that would otherwise be unenforceable shall be deemed amended to apply to the broadest extent that it would be enforceable, and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

5.5 Entire Agreement: Amendments. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by all of the parties hereto.

5.6 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; or (b) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to Seller:

Common Pension Fund D

c/o Division of Investment

50 West State Street, 9th Floor

Trenton, New Jersey 08608

Attention: Director, Division of Investment

If to Buyer:

Coliseum Capital Partners, L.P.

c/o Coliseum Capital Management, LLC

105 Rowayton Avenue

Rowayton, Connecticut 06853

Attention: Chris Shackelton (chris@coliseumpartners.com)

or in each case, at such other address and/or to the attention of such other person as the recipient party has specified by written notice to the other party at least five business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication or (ii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service or deposit with a nationally recognized overnight delivery service in accordance with clause (a) or (b) above, respectively.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, and may not be transferred or assigned without the prior written consent of the other party.

5.8 Further Assurances. Each party hereto, at the request of the other party hereto, shall use commercially reasonable efforts to execute and deliver such other certificates, instruments, agreements and other documents, and do and perform such other acts and things, as may be reasonably necessary or desirable for purposes of effecting completely the consummation of the transactions contemplated hereby.

5.9 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the sale and purchase of the Securities.

5.10 Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections contained in this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (c) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

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IN WITNESS WHEREOF, Seller and Buyer have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

SELLER:

COMMON PENSION FUND D

By:	/s/ Shoaib Khan
Name: Shoaib Khan
Title: Director, Division of Investment

BUYER:

COLISEUM CAPITAL PARTNERS, L.P.

By: Coliseum Capital, LLC, its general partner

By:	/s/ Christopher Shackelton
Name: Christopher Shackelton
Title: Manager